EXHIBIT 10.25

     STOCK OPTION AGREEMENT made as of the 1st day of May, 2000 between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a New York corporation (the "Company"), and David Gershen (the "Optionee").

     WHEREAS, the Optionee is an employee of the Company or a subsidiary thereof;

     WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company;

     NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee (the "Grant") the right and option to purchase Common Shares of the Company under and pursuant to the terms and conditions of the 1999 Stock Option Plan (the "Plan") and upon and subject to the following terms and conditions:

        1. GRANT OF OPTION.

     The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to Thirty-Five Thousand (35,000) Common Shares of the Company (the "Option Shares") during the following periods:

          (a) All or any part of Eleven Thousand Six Hundred Seventy (11,670) Common Shares ("Option Share Portion (a)") may be purchased during the period commencing May 1, 2001 and terminating at 5:00 P.M. on May 1, 2005 (the "Expiration Date"). However, should the Optionee's employment with the Company terminate after three (3) months of the date hereof for reasons other than those set forth in Section 5.2 of that certain Employment Agreement dated March 27, 2000 between the Company and Optionee (the "Employment Agreement"), Option Share Portion (a) will be treated as though it were fully vested on the termination date of Optionee's employment with the Company.

          (b) All or any part of Eleven Thousand Six Hundred Sixty-Five (11,665) Common Shares ("Option Share Portion (b)") may be purchased during the period commencing on May 1, 2002 and terminating at 5:00 P.M. on the Expiration Date. However, should the Optionee's employment with the Company terminate after three (3) months of the second year of Optionee's employment with the Company for reasons other than those set forth in
     Section 5.2 of the Employment Agreement, Option Share Portion (b) will be treated as though it were fully vested on the termination date of Optionee's employment with the Company.

          (c) All or any part of Eleven Thousand Six Hundred Sixty-Five (11,665) Common Shares ("Option Share Portion (c)") may be purchased during the period commencing on May 1, 2003 and terminating at 5:00 P.M. on the Expiration Date. However, should the Optionee's employment with the Company terminate after three (3) months of the third year of Optionee's employment with the Company for reasons other than those set forth in Section 5.2 of the Employment Agreement, Option Share Portion (c) will be treated as though it were fully vested on the termination date of Optionee's employment with the Company.

          (d)  Notwithstanding  anything to the contrary contained in Section 12
     (a) of the Plan, the Option must be exercised in whole (or in part, if not fully vested), on a date one year after termination of Optionee's employment with the Company. In addition, upon termination of Optionee's employment with the Company for reasons other than those referred to in
     Section 5.2 of the Employment Agreement

        2. NATURE OF OPTION.

     Such Options to purchase the Option Shares are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to "incentive stock options".

        3. EXERCISE  PRICE.

     The exercise price of each of the Option Shares shall be Five Dollars and no cents ($5.00) (the "Option Price"). The Company shall pay all original issue or transfer taxes on the exercise of the Option.

        4. EXERCISE  OF  OPTIONS.

     The Option shall be exercised in accordance with the provisions of the Plan. As soon as practicable after the receipt of notice of exercise (in the form annexed hereto as Exhibit A) and payment of the Option Price as provided for in the Plan, the Company shall tender to the Optionee certificates issued in the Optionee's name evidencing the number of Option Shares covered thereby.

        5. TRANSFERABILITY.

     The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, shall not be exercisable by any person other than the Optionee.

         6. INCORPORATION  BY REFERENCE.

     The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

        7. NOTICES.

     Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Secretary and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

        8. BINDING  EFFECT.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

        9. ENTIRE   AGREEMENT.

     This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.


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        IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                                                  NATIONAL MEDICAL HEALTH CARD
                                                    SYSTEMS, INC.

                                                  By:/s/Bert E. Brodsky
                                                  Bert E. Brodsky

                                                  /s/David Gershen
                                                  Signature of Optionee

                                                  David Gershen
                                                  Name of Optionee

                                                  2 Pal Court,
                                                  Plainview, NY 11803
                                                  Address of Optionee


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                                   EXHIBIT A

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                              OPTION EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the within Option dated ____________, 2000 to the extent of purchasing Common Shares of National Medical Health Card Systems, Inc. The undersigned hereby makes a payment of $ in payment therefor.

                                                  David Gershen
                                                  Name of Optionee

                                                  Signature of Optionee
                                                  Address of Holder

                                                  Date